_____________________________________________________________


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                      _______________________




                            FORM 8-K/A


                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                         January 12, 1998
                         (Date of Report)



                     ONSITE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)







STATE OF DELAWARE        [1-12738]           [33-0576371]
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)     Identification Number)
incorporation)




 701 Palomar Airport Road, Suite 200, Carlsbad, California  92009
        Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code: 760-931-2400

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     a.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          (1) Financial statements of Westar Business Services, Inc. are attached hereto.

     b.   EXHIBITS.

          2.1  Copy of the Plan and Agreement of Reorganization{(1)}

          4.1 Copy of the Certificate of Designation of the Rights, Privileges and Preferences of the Series C Convertible Preferred Stock of Onsite Energy Corporation{(1)}

          10.1 Copy of the Stock Subscription Agreement{(1)}

          10.2 Copy of the Registration Rights Agreement{(1)}



(1)  Incorporated by reference to the Company's Form 8-K filed November 12,
     1997.

                     ONSITE ENERGY CORPORATION

                  PRO FORMA FINANCIAL INFORMATION


The following pro forma financial information is presented to reflect the acquisition of Westar Business Services, Inc. (WBS) from Westar Capital, Inc. by Onsite Energy Corporation (Onsite) for 1,700,000 shares of Onsite's common stock pursuant to the Plan and Agreement of Reorganization dated October 28, 1997, and the sale of 2,000,000 shares of Onsite's Class A Common stock at $0.50 per share and 200,000 shares of Onsite's Series C Convertible Preferred Stock at $5.00 per share to Westar Capital, Inc. pursuant to the Stock Subscription Agreement dated October 28, 1997.

The accompanying pro forma financial information includes:

     1. A Pro Forma Balance Sheet as of September 30, 1997, prepared as if the transactions occurred as of that date.

     2. Pro Forma Statements of Operations for the year ended June 30, 1997 and the three months ended September 30, 1997, prepared as if the transactions occurred at the beginning of the periods presented.

The pro forma balance sheet was derived from the unaudited balance sheets of Onsite and WBS as of September 30, 1997. The pro forma statements of operations for the year ended June 30, 1997 were derived from the audited financial statements of Onsite for the year then ended and the audited financial statements of WBS for the year ended December 31, 1996 less the unaudited financial statements for the six months ended June 30, 1996 plus the unaudited financial statements for the six months ended June 30, 1997. The pro forma statements of operations for the three months ended September 30, 1997 were derived from the unaudited financial statements of Onsite for the three months then ended and the unaudited financial statements of WBS for the nine months ended September 30, 1997 less the unaudited financial statements of WBS for the six months ended June 30, 1997. Revenues and Net Income (Loss) for WBS were $2,947,000 and ($390,000) and $2,148,000 and $111,000 for the six months ended
June 30, 1996 and 1997, respectively.

The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.

The pro forma financial information should be read in conjunction with the historical financial statements of Onsite and WBS which were used to prepare the pro forma financial information. The historical WBS financial statements are attached hereto, while the historical financial statements of Onsite are contained in Onsite's Form 10-KSB.

The pro forma financial information presented is not necessarily indicative of future operations or the actual results that would have occurred had the transactions been consummated at the beginning of the period indicated.

                       ONSITE ENERGY CORPORATION

                        PRO FORMA BALANCE SHEET
                          SEPTEMBER 30, 1997
                              (UNAUDITED)

                                              HISTORICAL
                                  Onsite Energy       Westar Business        PRO FORMA            PRO FORMA
                                   Corporation         Services, Inc.        Adjustments          Combined

                                               ASSETS

CURRENT ASSETS:
  Cash                            $  316,000          $        -       (b)   $ 2,000,000         $  2,316,000
  Cash - restricted                  151,000                   -                    -                 151,000
  Trade receivables, net             966,000               729,000     (c)     (163,000)            1,532,000
  Related party receivable               -                  58,000     (c)      (58,000)                  -
  Cost and estimated
     earnings in
     excess of billings on           228,000                   -                    -                 228,000
     uncompleted contracts
  Prepaid expenses                       -                   3,000     (c)       (3,000)                  -
  Other assets                        26,000                -                    -                     26,000
      Total current assets         1,687,000               790,000            1,776,000             4,253,000

PROPERTY AND EQUIPMENT, net           39,000               622,000     (c)       (7,000)              654,000

OTHER ASSETS:
  Cash - restricted                   79,000                   -                    -                  79,000
  Costs incurred on future             1,000                   -                    -                   1,000
   projects
  Goodwill, net                      167,000                   -       (a)       85,000               252,000
  Other                               24,000                  -                      -                 24,000

TOTAL ASSETS                     $ 1,997,000         $  1,412,000           $ 1,854,000          $  5,263,000


                                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable                $ 1,102,000         $     57,000     (c)   $  (30,000)         $  1,129,000
  Billings in excess of
    costs and
    estimated earnings on              14,000                   -                    -                 14,000
    uncompleted contracts
  Accrued liabilities                 392,000              239,000     (c)     (184,000)              447,000
  Current portion of notes             76,000                    -                    -                76,000
    payable
  Total current liabilities         1,584,000              296,000             (214,000)            1,666,000

LONG TERM LIABILITIES:
  Related party notes                 32,000             2,827,000     (c)   (2,827,000)               32,000
    payable
  Accrued future operation
    and maintenance costs            421,000                    -                    -                421,000
    associated
    with energy service agreements

       Total liabilities           2,037,000             3,123,000            (3,041,000)           2,119,000

STOCKHOLDERS' EQUITY
(DEFICIT):
  Preferred stock                        -                     -       (b)          200                   200
  Common stock                        11,000                 1,000     (a)        2,000
                                                                       (b)        2,000                16,000
  Additional paid in              17,053,000                   -       (a)    1,188,000
    capital                                                            (b)    1,997,800            20,238,800
  Accumulated deficit            (17,104,000)           (1,712,000)    (a)   (1,105,000)
                                                                       (c)    2,810,000           (17,111,000)
Total stockholders' equity           (40,000)           (1,711,000)           4,895,000             3,144,000
      (deficit)

TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY
(DEFICIT)                         $ 1,997,000         $  1,412,000           $ 1,854,000         $  5,263,000

                       ONSITE ENERGY CORPORATION

                   PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED JUNE 30, 1997
                              (UNAUDITED)

                                             HISTORICAL
                                  ONSITE ENERGY      WESTAR BUSINESS         PRO FORMA          PRO FORMA
                                  Corporation         Services, Inc.         Adjustments         Combined

REVENUES                         $ 9,561,000         $   5,405,000   (c)    $ (3,088,000)      $ 11,878,000
COST OF GOODS SOLD                 6,692,000             2,390,000   (c)      (1,065,000)         8,017,000
  Gross Margin                     2,869,000             3,015,000            (2,023,000)        3,861,000

OPERATING EXPENSES:
  Selling, general and                                               (c)     (2,720,000)
     administrative               3,726,000             3,850,000    (d)         17,000         4,873,000
  Loss on disposal of
    partnership interests           425,000                   -                   -               425,000
  Gain on sale of assets            (18,000)              -                       -              (18,000)
                                  4,133,000             3,850,000             (2,703,000)       5,280,000

LOSS FROM OPERATIONS             (1,264,000)             (835,000)               680,000      (1,419,000)

OTHER INCOME (EXPENSES):
  Interest income and other          43,000                   -                   -                43,000
  Interest (expense)               (159,000)             (111,000)   (c)         111,000         (159,000)
                                   (116,000)             (111,000)               111,000         (116,000)
LOSS BEFORE INCOME TAX           (1,380,000)             (946,000)               791,000       (1,535,000)
EXPENSE
  Income tax expense                  9,000                    -                   -                9,000

NET LOSS                       $ (1,389,000)         $   (946,000)             $ 791,000     $ (1,544,000)

NET LOSS PER COMMON SHARE      $       (.13)                                                  $      (.10)

WEIGHTED AVERAGE SHARES
   OUTSTANDING                    10,818,498                         (a) &     3,700,000        14,518,498
                                                                     (b)

                       ONSITE ENERGY CORPORATION

                   PRO FORMA STATEMENT OF OPERATIONS
                 THREE MONTHS ENDED SEPTEMBER 30, 1997
                              (UNAUDITED)

                                         HISTORICAL
                                   ONSITE ENERGY       WESTAR BUSINESS          PRO FORMA         PRO FORMA
                                   Corporation         Services, Inc.           Adjustments       Combined

REVENUES                          $ 2,238,000         $  1,041,000     (c)     $ (592,000)       $  2,687,000
COST OF GOODS SOLD                  1,587,000              680,000     (c)       (483,000)          1,784,000
  Gross Margin                        651,000              361,000               (109,000)            903,000

OPERATING EXPENSES:
  Selling, general and                                                 (c)       (232,000)
     administrative                   596,000              644,000     (d)          4,000           1,012,000

INCOME (LOSS ) FROM                    55,000             (283,000)               119,000            (109,000)
OPERATIONS

OTHER INCOME (EXPENSES):
  Interest income and other            4,000                   -                    -                   4,000
  Interest (expense)                  (9,000)              (93,000)    (c)        93,000               (9,000)
                                      (5,000)              (93,000)               93,000               (5,000)

INCOME BEFORE INCOME TAX
   EXPENSE                            50,000              (376,000)               212,000             (114,000)
  Income tax expense                   6,000                    -                    -                   6,000
NET INCOME (LOSS)                 $   44,000          $   (376,000)             $ 212,000         $   (120,000)

NET INCOME (LOSS) PER
COMMON SHARE                             *                                                        $      (.01)

WEIGHTED AVERAGE SHARES
   OUTSTANDING                    10,944,172                          (a) &    3,700,000            14,644,172
                                                                      (b)
* Represents less than $.01
per share

                       ONSITE ENERGY CORPORATION

           NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                              (Unaudited)


(a) To reflect the acquisition of WBS in a purchase transaction where Onsite acquired 100% of the stock of WBS for 1,700,000 shares of Onsite's Class A Common Stock. The acquisition was valued at $1,190,000, resulting in goodwill of approximately $85,000 which will be amortized over 5 years.
(b) To reflect the sale of 2,000,000 shares of Onsite's Class A Common Stock at $0.50 per share and 200,000 shares of Onsite's Series C Convertible Preferred Stock at $5.00 per share.
(c) To eliminate the effect of certain account balances and operating activities not acquired.
(d) To reflect the amortization of goodwill using the straight-line method over a period of five years resulting from the value assigned in the purchase price allocation.

                       INDEX TO FINANCIAL STATEMENTS


                                                                      PAGE

Independent Auditor's Report...........................................F-2

BALANCE SHEETS - December 31, 1996 and September 30, 1997 (unaudited)..F-3

STATEMENTS OF OPERATIONS - For the Year Ended December 31, 1996,
        and for the  nine  months ended September 30, 1996 and 1997
        (unaudited)....................................................F-4

STATEMENT OF STOCKHOLDERS' EQUITY  (DEFICIT)  - For the Year Ended
        December 31, 1996,
        and for the nine months ended September 30, 1997 (unaudited)...F-5

STATEMENTS OF CASH FLOWS - For the Year Ended December 31, 1996,
        and for the nine months ended September  30,  1996 and 1997
        (unaudited)....................................................F-6

NOTES TO FINANCIAL STATEMENTS..........................................F-7

                       INDEPENDENT AUDITOR'S REPORT



The Stockholders and Board of Directors
Westar Business Services, Inc.
Topeka, Kansas


We have audited the accompanying balance sheet of Westar Business Services, Inc., as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Westar Business Services, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
December 22, 1997

                      WESTAR BUSINESS SERVICES, INC.

                              BALANCE SHEETS

                                                                December 31,                  September 30,
                                                                1996                          1997
                                                                                              (unaudited)
                                  ASSETS

CURRENT ASSETS:
   Accounts receivable - trade, net of allowance for
     doubtful                                                    $  255,433                    $ 729,431
     accounts of $0 and $11,204 (unaudited),
     respectively
   Accounts receivable - related party                             46,730                         58,104
   Other current assets                                             5,660                          2,498
        Total current assets                                      307,823                        790,033

PROPERTY AND EQUIPMENT, net                                       213,682                        621,978

TOTAL ASSETS                                                   $  521,505                    $ 1,412,011


              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                            $  832,305                    $   56,846
   Accrued liabilities                                            155,152                       239,327
        Total current liabilities                                 987,457                       296,173

DUE TO PARENT                                                     980,581                     2,826,698
        Total liabilities                                       1,968,038                     3,122,871

COMMITMENTS (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, no par value, 1000 shares
     authorized,                                                    1,000                         1,000
     1,000 shares issued and outstanding
   Accumulated deficit                                         (1,447,533)                   (1,711,860)
        Total stockholders' equity (deficit)                   (1,446,533)                   (1,710,860)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)           $  521,505                    $ 1,412,011


                  SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        WESTAR BUSINESS SERVICES, INC.

                         STATEMENTS OF OPERATIONS

                                                FOR THE YEAR
                                                ENDED                 FOR THE NINE MONTHS  ENDED
                                                DECEMBER 31,          SEPTEMBER 30,
                                                1996                  1996                  1997
                                                                      (unaudited)           (unaudited)

REVENUES                                       $6,204,306             $ 4,471,738           $ 3,188,603
COST OF GOODS SOLD                              1,696,761               1,009,733             2,124,180

  Gross Margin                                  4,507,545               3,462,005             1,064,423

OPERATING EXPENSES:
  General and administrative                    5,951,801               4,034,132             1,128,343

LOSS FROM OPERATIONS                           (1,444,256)               (572,127)              (63,920)

INTEREST EXPENSE                                   (3,277)                   (310)             (200,407)

LOSS BEFORE INCOME TAXES                      (1,447,533)                (572,437)             (264,327)

PROVISION (BENEFIT) FOR INCOME TAXES                   -                     -                     -

Net Loss                                    $ (1,447,533)          $     (572,437)           $ (264,327)






           SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                    WESTAR BUSINESS SERVICES, INC.

                              STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 FOR THE YEAR ENDED DECEMBER 31, 1996,
                     AND  FOR  THE  NINE  MONTHS  ENDED  SEPTEMBER   30,   1997
                                           (UNAUDITED)

                                                                                                                  TOTAL
                                                  COMMON STOCK                               ACCUMULATED          STOCKHOLDERS'
                                              SHARES               AMOUNT                    DEFICIT              EQUITY (DEFICIT)

BALANCES, January 1, 1996                       1,000              $   1,000              $      -                $     1,000

  Net loss                                          -                     -                  (1,447,533)           (1,447,533)

BALANCES, December 31, 1996                     1,000                  1,000                 (1,447,533)           (1,446,533)

  Net income (unaudited)                           -                      -                    (264,327)             (264,327)

BALANCES, September 30, 1997                    1,000              $   1,000               $ (1,711,860)         $ (1,710,860)
(unaudited)





                         SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                                     WESTAR BUSINESS SYSTEMS, INC.

                                       STATEMENTS OF CASH FLOWS

                                                  FOR THE YEAR
                                                     ENDED                 FOR THE NINE MONTHS ENDED
                                                 DECEMBER 31,                  SEPTEMBER 30,
                                                 1996                    1996                  1997
                                                                          (unaudited)           (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $(1,447,533)             $(572,437)           $(264,327)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
        Depreciation                                 26,700                  13,055                70,938
        Bad debt expense                                -                       -                  11,204
        Changes in operating assets and
       liabilities:
          Accounts receivable                      (255,433)               (344,419)             (485,202)
          Accounts receivable - related             (46,730)                (42,631)              (11,374)
            party
          Other current assets                       (5,660)                 (6,829)                3,162
          Accounts payable                          832,305                  32,403              (775,459)
          Accrued liabilities                       155,152                  60,970                84,174
        Net adjustments                             706,334                (287,451)           (1,102,557)
     Net cash provided by (used in)
        operating                                  (741,199)               (859,888)             (1,366,884)
        activities

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment              (240,382)               (108,845)             (542,340)
     Net cash used in investing                    (240,382)               (108,845)             (542,340)
       activities

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash from sale of stock                             1,000                   1,000                   -
  Net advances from parent                          980,581                 992,283              1,909,224
     Net cash provided by financing                 981,581                 993,283              1,909,224
       activities

NET INCREASE (DECREASE) IN CASH                         -                    24,550                   -

CASH AND CASH EQUIVALENTS, beginning of
  period                                                 -                       -

CASH AND CASH EQUIVALENTS, end of period         $      -                 $  24,550             $     -

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash payments for:
     Interest                                    $      -                 $     -               $     -
     Income taxes                                $      -                 $     -               $     -

  Non-cash investing and financing
    transactions:

     Property and equipment net of
       accumulated
       depreciation of $25,874                   $      -                 $     -               $  63,106
       transferred at net book value to
       affiliated company

                         SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         WESTAR BUSINESS SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
              (Information subsequent to December 31, 1996 is unaudited)

1.    NATURE OF OPERATIONS:

      Westar Business Services, Inc., (the Company) was incorporated in the state of Kansas as a wholly owned subsidiary of Westar Energy, Inc., on November 11, 1995 and commenced operations on January 1, 1996. The Company was formed to provide utility related services to customers of Western Resources, Inc., the parent company of Westar Energy, Inc. In addition, the Company provides marketing and development services for Western Resources, Inc. The Company also provides industrial water services and performance contracting services in the states of Kansas, Missouri and Oklahoma.

2.    SIGNIFICANT ACCOUNTING POLICIES:

      STATEMENT OF CASH FLOWS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives (ranging from 2 to 5 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in current operations.

      INCOME TAXES - The Company accounts for income taxes under the liability method on a separate return basis, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

      The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts and the estimated useful lives selected for property and equipment. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

      IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

      CONCENTRATIONS OF CREDIT RISK - Credit Risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions described below. In accordance with FASB Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, the credit risk amounts described in Note 8 do not take into account the value of any collateral or security.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments under SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, accounts payable, and other debt, approximates the carrying value in the financial statements at December 31, 1996.

      IMPACT OF RECENTLY ISSUED STANDARDS - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards 131 "Disclosures About Segments of an Enterprise and Related Information." Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays such information with the same prominence as other financial statements. Statement 131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." Statement 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

      Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

      INTERIM FINANCIAL INFORMATION - The September 30, 1996 and 1997 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of September 30, 1997, and the results of their operations and cash flows for the nine month periods ended September 30, 1996 and 1997. The results of operations for the nine month periods ended September 30, 1996 and 1997 are not necessarily indicative of those that will be obtained for the entire fiscal year.


3.    PROPERTY AND EQUIPMENT:

      Property and equipment consists of the following:



                                         December 31,         SEPTEMBER 30,
                                         1996                 1997

    Plant and equipment                  $       84,518       $   658,965
    Office equipment and furniture                8,204            34,010
    Work in Progress                            147,660               767
                                                240,382           693,742

    Accumulated Depreciation                    (26,700)          (71,764)

                                         $      213,682       $   621,978


      Depreciation expense was $13,055, $26,700 and $70,938 for the nine month period ending September 30, 1996, for the year ending December 31, 1996 and for the nine month period ending September 30, 1997, respectively.

4.    ACCRUED LIABILITIES:

      Accrued liabilities consists of the following:

                                            December 31,      SEPTEMBER 30,
                                            1996              1997

    Accrued payroll and benefits            $       22,924    $    14,214
    Accrued interest                                 2,967         12,531
    Accrued sales tax                                1,446         25,326
    Deferred compensation                          127,815        132,646
    Other                                              -           54,610

                                            $      155,152    $   239,327

5.    DUE TO PARENT:

      Due to parent represents net cash and working capital advances. During 1997, interest was charged on cash advances at prime plus 1%. For the nine month period ending September 30, 1997, interest expense related to cash advances was $190,843.

6.    RELATED PARTY TRANSACTIONS:

      The financial statements of the Company reflect the proportional cost allocation of certain common expenses of the parent and the Company, including accounting and human resources. Management believes that such allocation method is reasonable and approximates the expenses that would have been incurred by the Company on a stand alone basis. The accompanying financial statements include all costs of doing business in accordance with Staff Accounting Bulletin Topic 1B.

      The Company provided marketing and development services to Western Resources, Inc. Such services amounted to $3,065,719, $4,444,622, and $1,512,782 for the nine month period ending September 30, 1996, for the year ending December 31, 1996 and for the nine month period ending September 30, 1997, respectively. In June 1997, these activities were transferred to Western Resources, Inc.

      The Company provided industrial water treatment services to Western Resources, Inc. Such services amounted to $47,000 and $257,232 for the year ending December 31, 1996 and for the nine month period ending September 30, 1997, respectively. No such services were provided for the nine month period ending September 30, 1996.

7.    COMMITMENTS:

      The Company leases office space in Topeka, Kansas from their parent Company, Western Resources, Inc. The total future minimum lease payments are as follows:

     YEARS ENDING
     DECEMBER 31,                           AMOUNT

     1997                                   $ 117,139
     1998                                      63,975
     1999                                      63,975

                                            $ 245,089

      Rent expense was $27,105, $85,075 and $69,147 for the nine month period ending September 30, 1996, for the year ending December 31, 1996 and for the nine month period ending September 30, 1997, respectively.

8. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK, MAJOR CUSTOMERS AND OTHER RISKS AND UNCERTAINTIES:

      Most of the Company's sales are to customers located in Kansas. Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. The Company frequently makes large credit sales to customers. At December 31, 1996, approximately $160,500 or 64% of the Company's accounts receivable are due from three customers. Also see Note 6.

9.    INCOME TAXES:

      Income tax expense is comprised of the following:

                             FOR THE YEAR
                             ENDED               FOR THE NINE MONTHS ENDED
                             December 31,              September 30,
                             1996                1996              1997
                                                 (unaudited)       (unaudited)

       Federal               $     -             $      -          $      -
       State                       -                    -                 -

                             $                   $      -           $     -


                                                       December 31,               SEPTEMBER 30,
                                                       1996                       1997
                                                                                  (unaudited)
Current Deferred Tax Assets (Liabilities)
      Deferred compensation                            $  47,918                   $  53,192
      Write down of inventory for book not tax             6,397                       6,397
      Pension fund contributions                          (4,073)                         -
      Medical claims reserve                              (7,919)                         -
      Other                                                    -                       8,204
                                                          42,323                      67,793
      Valuation allowance                                (42,323)                    (67,793)
      Net deferred tax asset                           $      -                    $      -

Long Term Deferred Tax Assets (Liabilities)
       Depreciation                                    $ (18,481)                  $ (12,034)
       Net operating loss carryforward                   516,244                     627,255
                                                         497,763                     615,221
       Valuation allowance                              (497,763)                   (615,221)

       Net long term deferred tax asset                $      -                    $     -


      The Company is a member of Western Resources, Inc.'s federal consolidated group for income tax purposes. Under FAS 109, the consolidated amount of current and deferred tax expense should be allocated to each member of the group. The Company's portion of consolidated current and deferred tax expense is determined as if the Company had filed a separate income tax return.

      The use of the above method produces a deferred tax asset for the net operating loss carryforward. However, the Company's net operating loss was fully utilized by Western Resources, Inc.


10.   SUBSEQUENT EVENTS:

      On October 28, 1997, the Company entered into an Agreement and Plan of Reorganization with Onsite Energy Corporation, a Delaware Corporation, ("Onsite"). Through a tax free exchange, Onsite acquired all of the issued and outstanding shares of the Company in exchange for 1,700,00 shares of Onsite's Class A common stock. An additional 800,000 shares of Onsite Class A Common Stock will be delivered to Westar Capital in the event that the Company has executed certain additional business contracts.

                                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 12, 1998



                                            ONSITE ENERGY CORPORATION



                                           By:    RICHARD T. SPERBERG
                                                  Richard T. Sperberg
                                                  President